Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-000000) pertaining to the Dollar Financial Corp. Deferred Compensation Plan of our report dated September 12, 2005, with respect to the consolidated financial statements of Dollar Financial Corp. included in its Annual Report (Form 10-K) for the year ended June 30, 2005, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
May 18, 2006